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                                                            EXHIBIT 23.10



                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 8, 1995, with respect to the financial statements of Paging and Cellular of Texas (a Sole Proprietorship) included in ProNet Inc.'s Current Report on Form 8-K dated September 14, 1995, both filed with the Securities and Exchange Commission.



                                     /s/ KPMG Peat Marwick LLP
                                     ----------------------------
                                     KPMG Peat Marwick LLP

September 13, 1995
Houston, Texas